CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 19, 2000 in the Registration Statement (Form SB-2) and related Prospectus of Roex, Inc. for the registration of 1,000,000 shares of its common stock.




/s/ STONEFIELD JOSPHSON, INC.


Santa Monica, California
March 7, 2000